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                                                                    EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-59735) and related Prospectus of Regions Financial Corporation for the registration of $200,000,000 of subordinated debt securities and to the incorporation by reference therein of our report dated March 11, 1999 with respect to the consolidated financial statements of Regions Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.




                                       /s/  ERNST & YOUNG LLP

Birmingham, Alabama


August 26, 1999